Exhibit 10.3

AMENDMENT NO. 11
TO LOAN AGREEMENT

     AMENDMENT NO. 11 (“Amendment No. 11”, and together with the documents listed in Section 10 hereof, the “2005 Amendment Documents”) dated as of March 31, 2005 (the “2005 Amendment Date”) to the Loan Agreement dated as of December 30, 1998, as amended (the “Loan Agreement”), among HORIZON VESSELS, INC., a Delaware corporation, HORIZON OFFSHORE CONTRACTORS, INC., a Delaware corporation (together, the “Borrowers”), HORIZON OFFSHORE, INC., a Delaware corporation (the “Parent Guarantor”), THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (“CIT”), HELLER FINANCIAL LEASING, INC., a Delaware corporation, U.S. BANCORP EQUIPMENT FINANCE, INC., an Oregon corporation, SAFECO CREDIT COMPANY, INC., a Washington corporation, TRANSAMERICA EQUIPMENT FINANCIAL SERVICE CORPORATION, a Delaware corporation, PHOENIXCOR, INC., a Delaware corporation, and LASALLE NATIONAL LEASING CORPORATION, an Oregon corporation (collectively, the “Lenders”) and CIT as Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

     WHEREAS, pursuant to the Loan Agreement, the Lenders made available to the Borrowers a loan facility of up to USD 91,397,845.00; and

     WHEREAS, the parties wish to amend the Loan Agreement to amend certain covenants thereof.

     NOW THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Loan Agreement as follows:

1.	The Definitions of the Loan Agreement are hereby amended as follows:

(a)	The definition of “Intercreditor Agreement” is hereby amended to read as follows:

“Intercreditor Agreement” means the Intercreditor Agreement dated the 2005 Amendment Date between the Agent and Manchester Securities Corp. in form and substance satisfactory to the Agent, as amended, from time to time.

(b)	The definition of “Maturity Date” is hereby amended to read as follows:

“Maturity Date” means March 31, 2006.

(c)	“Mortgages” means the United States First Preferred Fleet Mortgage and Preferred Fleet Mortgage on the U.S. flag Vessels, the Vanuatu First Preferred Fleet Mortgage and Preferred Fleet Mortgage on the Vanuatu

flag Vessels and the Bahamian Statutory Mortgages and collateral Deeds of Covenant concerning the Bahamas flag Vessel.

(d)	The definition of “Note” is hereby amended to read as follows:

“Note” means the amended and restated promissory note of the Borrowers in favor of the Agent, substantially in the form of Exhibit A attached to Amendment No. 11 and made a part thereof.

(e)	The definition of “Tangible Net Worth” is hereby amended to read as follows:

“Tangible Net Worth” means, at any particular date, all amounts which, in conformity with GAAP, would be included as stockholder’s equity on a consolidated balance sheet of the Parent and its subsidiaries, including without limitation adjustments for the addition of paid-in-kind interest, discounts and warrant amortization on Subordinated Debt; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of the Parent or any subsidiary appear as an asset on the Parent’s or such subsidiary’s balance sheet, (b) goodwill, including any amount, however designated, that represent the excess of purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) loans and advances to any stockholder, director, officer, or employee of the Parent or any subsidiary or any affiliate, and (e) all other assets which are properly classified as intangible assets; provided further that non-cash losses due to asset impairment may be added back to the calculation of Tangible Net Worth.

(f)	The definition of “Vessels” is hereby amended to read as follows:

“Vessels” means the five (5) U.S. flag vessels, the five (5) Vanuatu flag vessels and the one (1) Bahamas flag Vessel listed on Schedule 1 attached hereto.

(g)	A definition of “2005 Manchester Loans” is hereby added to the Loan Agreement and reads as follows:

“2005 Manchester Loans” means the USD 30,000,000.00 Term Loan A and the USD 40,000,000.00 Term Loan B to be provided to the Parent Guarantor and its Subsidiaries by Manchester Securities Corp.

2.	Section 1.3(a) of the Loan Agreement is hereby amended to read as follows:

“(a) Commencing on April 10, 2005, the Borrowers shall jointly and severally repay the principal amount of the Loan outstanding on that date in twelve (12) consecutive monthly installments of USD 500,000.00 each, and a final installment of the remaining principal balance on the Maturity Date, with each such installment to be paid by the Borrowers to the Agent on the same day of each month thereafter and ending on the Maturity Date (each such date a “Payment Date”); provided, however, that the final installment shall include an amount sufficient to discharge the accrued and unpaid interest and principal in respect of the Note.”

3.	Section 1.6(a)(i) of the Loan Agreement is hereby amended by adding the following new subparagraph:

“(4) Notwithstanding anything else contained in this Agreement to the contrary, (a) in accordance with the Assignment of Insurances, the insurance proceeds arising from the damage incurred by the GULF HORIZON on May 18, 2004 as a result of a fire on board such Vessel (the “Gulf Claim”), shall be paid to the Agent and shall be used to prepay amounts due under this Agreement in accordance with Section 1.6(a)(i)(3) above (provided that if the Borrowers shall receive any such proceeds, they shall be paid over to the Agent immediately), and (b) the Borrowers shall not settle or compromise the Gulf Claim for an amount less than USD 12,000,000 without the prior written consent of the Agent.”

4.	Section 1.4(b)(ii) of the Loan Agreement is hereby amended to read as follows:

“(ii) certified by the Lender to be the LIBOR Rate, plus six percent (6%) or”

5.	Section 1.6(b)(ii) of the Loan Agreement is hereby amended by adding the following additional sentence at the end:

“For purposes of determining Collateral Value and the ratio of Collateral Value to the outstanding principal amount of the Loan referred to above, (i) only the value of those Vessels encumbered by first priority mortgages in favor of the Agent shall be considered and (ii) the amount of USD 2,000,000 will be allocated to the value of the GULF HORIZON and its proceeds.”

6.	In connection with the determination of Collateral Value provided for in Section 1.6(a)(ii) of the Loan Agreement, the Borrowers agree that they will have all the Vessels appraised by Marcon, Inc. at the Borrowers’ expense, the final report thereof to be delivered to the Agent not later than September 15, 2005.

7.	Section 3.3(z) of the Loan Agreement is amended by adding thereto the following:

“... provided that (i) the DSND STEPHANITURM may remain at its current location in the United Kingdom, and (ii) the CANYON HORIZON may remain at its current location in Cyprus, provided further that the CANYON HORIZON may be moved to Israel for builder’s risk repairs for June 2005 and July 2005, if it is then promptly returned to its location in Cyprus, or other jurisdiction to which the Agent consents in writing; and provided further that the Borrowers shall obtain all necessary endorsements to the War Risk policies with respect to the transfer of the CANYON HORIZON to Israel so as to maintain war risk coverage at all times.”

8.	Conditions Precedent.

8.1	Documents Required as Conditions Precedent to Amendment No. 11. The effectiveness of the modifications to the Loan Agreement contemplated by this Amendment No. 11 is subject to the condition precedent that the Agent shall have received at or prior to the 2005 Amendment Date all of the following, each dated on or before the 2005 Amendment Date and each in form and substance satisfactory to the Agent and its counsel:

(a)	Each of the following documents and other items shall have been duly authorized and executed with original counterparts thereof delivered to the Agent:

(i)	This Amendment No. 11, the Note, the Mortgages, the Second Priority Security Agreement, Second Assignment of Charter Hire and Earnings, Second Assignment of Insurances, and the Intercreditor Agreement.

(ii)	Evidence sufficient to the Agent that the Borrowers and the Parent Guarantor have received proceeds from the 2005 Manchester Loans of no less than USD 70,000,000 (less the amount of any indebtedness under the 2001 Loan Agreement referred to below purchased by Manchester and thereupon converted into (and deemed made as) a portion of the 2005 Manchester Loans).

(iii)	Copies of all relevant documentation respecting the issuance of the 2005 Manchester Loans, including without limitation any loan agreements, mortgages, guaranties, security agreements and notes.

(iv)	The Borrowers and the Guarantors shall have delivered to the Agent evidence of good standing, certificates of incumbency and duly certified resolutions of their Boards of Directors and all such other corporate documentation authorizing them to enter into the transactions contemplated by this Amendment No. 11.

(v)	The Agent shall have received an opinion from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P, counsel to the Borrowers and the Guarantors, in form and substance satisfactory to the Agent.

(vi)	The representations and warranties contained in Section 8 of this Amendment No. 11 and in Section 3.1 of the Loan Agreement shall be true on the 2005 Amendment Date with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Article IV of the Loan Agreement and no event which, with the lapse of time or the notice and lapse of time specified in Article IV hereof, would become such an Event of Default, shall have occurred and be continuing, unless specifically waived in writing by the Agent.

(vii)	The Borrowers shall have provided evidence of insurance maintained by the Borrowers or the Guarantors on the Vessels required by Article I, Section 15 of the U.S. and Vanuatu Mortgages and Part III Section 5 of the Bahamas Deed of Covenants and Article 5 of the Security Agreement accompanied by a report of the Borrowers’ insurance broker that such insurance complies with the terms of the Mortgages and the Security Agreement.

(viii)	The Mortgages shall have been duly executed and delivered and all actions necessary to perfect or to continue such perfection, respectively, the security interests created by the Mortgages shall have been taken.

(ix)	All orders, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with and exemptions by any Governmental Agency or any Person (other than any routine filings which may be required after the date hereof with appropriate governmental authorities in connection with the operation of the Vessels) required to (i) authorize the execution, delivery and performance by the Borrowers and the Guarantors of the Loan Documents to which they are parties or (ii) prevent the execution, delivery and performance by the Borrowers and the Guarantors of the Loan Documents to which they are parties from resulting in a breach of any of the terms or conditions of, or resulting in the imposition of any lien, charge or encumbrance upon any properties of the Borrowers or the Guarantors pursuant to, or constituting a default (with due notice or lapse of time or both), or resulting in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment or instrument under which any of the Borrowers or the Guarantors is a party (other than the Mortgages, or the Security Agreement) or to the Borrowers’ knowledge after due inquiry by which the Borrowers or the Guarantors or their property may be bound or affected, or under the Certificates of Incorporation or By-Laws of the Borrowers or the Guarantors, shall have been obtained or made.

(x)	Confirmation of class certificates for the Vessels from the American Bureau of Shipping or Lloyds Register of Shipping, respectively, showing such Vessels to be in the highest class with such classification society for similar type of vessels, without recommendations affecting class, dated within ten (10) days of the Closing Date.

(xi)	The Borrowers shall provide to the Agent a report as to (x) the location of each Vessel, (y) whether it is working or laid-up and, (z) if laid-up, the maintenance program in place for such Vessel or Vessels.

(xii)	Ratifications of Guaranty executed by each of the Guarantors.

(xiii)	Such further documents as the Agent may reasonably request.

(b)	The Borrowers shall have fully repaid all amounts outstanding under the Loan Agreement dated as of May 1, 2001 among the Borrowers, the Parent Guarantor and CIT (“2001 Loan Agreement”).

(c)	The Borrowers shall have paid the amendment fee to the Agent referred to in Section 10(a)(i) below.

(d)	The Borrower shall have made a prepayment of the principal amounts outstanding under the Loan on the 2005 Amendment Date of not less than USD 2,000,000.00.

8.2	Waiver of Conditions. All of the conditions contained in this Section 8 are for the sole benefit of the Agent and the Lenders and the Agent may waive any of them in its absolute discretion, and on such conditions as it deems proper.

9.	Representations of the Borrowers and Guarantors. The Borrowers and the Guarantors represent and warrant that:

(a)	Each of the Borrowers and the Guarantors is a corporation, duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authority (i) to carry on its business as presently conducted; and (ii) to enter into and perform its obligations under the 2005 Amendment Documents.

(b)	The execution, delivery and performance by each of the Borrowers and the Guarantors of the 2005 Amendment Documents and any other instrument or agreement provided for by this Amendment No. 11 to which it is a party, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its Certificate of Incorporation or Bylaws, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Amendment No. 11) in the creation of any security interests, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound other than is in favor of the Agent; the 2005 Amendment Documents have been duly executed and delivered by the Borrowers and the Guarantors and constitute the respective legal, valid and binding agreements, enforceable in accordance with the respective terms thereof as to which each of the Borrowers and the Guarantors is a party. The enforceability of this Amendment No. 11, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights or creditors and to general equity principles.

(c)	Except as set forth in the Loan Agreement, there are no suits or proceedings pending or to its knowledge threatened against or affecting any Borrower or any Guarantor which if adversely determined would have a material adverse effect upon its business, financial condition or operations.

(d)	Other than such as have been obtained, no license, consent or approval of any Governmental Agency or other regulatory authority is required for the execution, delivery or performance of this Amendment No. 11 or any other Amendment Document or any instrument contemplated herein or therein. The Borrowers are the holder of all certificates and authorizations of governmental authorities required by law to enable it to engage in the business transacted by them.

10.	Fees and Expenses.

(a)	The Borrowers shall pay to the Agent for ratable distribution to the Lenders an amendment fee as follows:

(i)	On the 2005 Amendment Date, 3/4% of the outstanding principal of the Loan on such date; and

(ii)	On the Maturity Date, 3/4% of the outstanding principal of the Loan on the 2005 Amendment Date.

(b)	The Borrowers and the Guarantors agree to promptly, whether or not the modifications to the Loan Agreement contemplated by this Amendment No. 11 become effective, (x) reimburse the Agent for all fees and disbursements of external counsel to the Agent and all reasonable out of pocket fees and disbursements of the Agent incurred in connection with the preparation, execution and delivery of this Amendment No. 11 and all other documents referred to herein, and all amendments or waivers to or termination of this Amendment No. 11 or any agreement referred to herein; and (y) reimburse the Agent for all fees and disbursements of internal and external counsel to the Agent and all reasonable out of pocket fees, disbursements and travel-related expenses of the Agent incurred in connection with the protection of the rights of the Agent under this

Amendment No. 11 and all other documents referred to herein, whether by judicial proceedings or otherwise.

(c)	The obligations of the Borrowers and the Guarantors under this Section 10 are joint and several and shall survive payment of the Loan.

11.	Waiver and Amendment.

(a)	The Lenders hereby consent to the making of the 2005 Manchester Loans, the incurrence by the Borrowers and the Parent Guarantor of the indebtedness evidenced thereby, the guaranties by the Subsidiaries of the Parent Guarantor guaranteeing the 2005 Manchester Loans of the indebtedness evidenced thereby, and the grant of liens by Parent Guarantor and its Subsidiaries securing the 2005 Manchester Loans, as set forth in the documentation therefor as of the date of this Amendment No. 11. This provision shall not be construed as a waiver of any other provision of the Loan Agreement, nor shall this provision be construed as precedent for any future request by the Borrowers or any Guarantor for a waiver of any provision of the Loan Agreement.

(b)	Wherever and in each such place the term “Loan Agreement” is used throughout the Loan Agreement, such term shall be read to mean the Loan Agreement as amended by this Amendment No. 11.

(c)	Except as specifically amended by this Amendment No. 11, all of the terms and provisions of the Loan Agreement shall remain in full force and effect.

12.	Capitalized Terms. All capitalized terms used herein but not defined herein shall have the meanings given to them in the Loan Agreement.

13.	GOVERNING LAW. THIS AMENDMENT NO. 11 TO LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 11 to Loan Agreement on the date first written above.

BORROWERS:

HORIZON OFFSHORE CONTRACTORS, INC.

By:

Name:

Tile:

HORIZON VESSELS, INC.

By:

Name:

Title:

GUARANTORS:

HORIZON OFFSHORE, INC.

By:

Name:

Title:

HORIZON SUBSEA SERVICES, INC.

By:

Name:

Title:

AFFILIATED MARINE CONTRACTORS, INC.

By:

Name:

Title:

PROGRESSIVE PIPELINE CONTRACTORS, INC.

By:

Name:

Title:

TEXAS OFFSHORE CONTRACTORS CORP.

By:

Name:

Title:

LENDERS:

THE CIT GROUP/EQUIPMENT FINANCING, INC., SAFECO CREDIT COMPANY, INC., U.S. BANCORP EQUIPMENT FINANCE, INC., HELLER FINANCIAL LEASING, INC., TRANSAMERICA EQUIPMENT FINANCIAL SERVICE CORPORATION, PHOENIXCOR, INC., LASALLE NATIONAL LEASING CORPORATION,

By:	THE CIT GROUP/EQUIPMENT FINANCING, INC., as Agent

By:

Name:

Title:

THE CIT GROUP/EQUIPMENT FINANCING, INC., as Agent

By:

Name:

Title:

Exhibit a to amendment no. 11

SCHEDULE 1 TO AMENDMENT NO. 11

Vessels

Name	Flag	Official No.	First or Second Mortgage
1. Cajun Horizon	U.S.	620491	First
2. American Horizon	U.S.	294383	First
3. Gulf Horizon	U.S.	514595	First
4. Atlantic Horizon	U.S.	652734	Second
5. Pacific Horizon	U.S.	537871	Second
6. Canyon Horizon	Vanuatu	1093	First
7. Pearl Horizon	Vanuatu	1156	First
8. Phoenix Horizon	Vanuatu	1037	Second
9. Lone Star Horizon	Vanuatu	1157	Second
10. Brazos Horizon	Vanuatu	1194	Second
11. DSND Stephaniturm	Bahamas	725330	First